As filed with the Securities and Exchange Commission on August 13, 2002
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

Under
The Securities Act of 1933

INKTOMI CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware		94-3238130

(State or other jurisdiction of incorporation or organization)	4100 E. Third Avenue Foster City, CA 94404	(I.R.S. Employer Identification Number)
(Address of principal executive offices)

1998 Stock Plan
1998 Non-Statutory Stock Option Plan
1998 Employee Stock Purchase Plan

JOSEPH M. EANDI ESQ.
Associate General Counsel and
Director of Corporate Affairs
4100 East Third Avenue
Foster City, CA 94404
650-653-2800 (general)
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
Douglas H. Collom, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of	Maximum	Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price Per	Offering	Registration
Registered	Registered	Share*	Price	Fee

Common Stock, $0.001 par value To be issued under the 1998 Stock Plan	1,531,517	$0.47 (1)	$719,812.99	$66.22
Common Stock, $0.001 par value To be issued under the 1998 Non-Statutory Stock Option Plan	4,485,931	$0.47 (1)	$2,108,387.57	$193.97
Common Stock, $0.001 par value To be issued under the 1998 Employee Stock Purchase Plan	1,365,178	$1.76 (2)	$2,402,713.28	$221.05

Total	7,382,626		$5,230,913.84	$481.24

PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
ITEM 8. EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

     (1)  Estimated in accordance with Rule 457(c) and Rule 457(h) solely for the purpose of computing the amount of the registration fee based upon the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on August 8, 2002.

     (2)  The exercise price of $1.76 per share, computed in accordance with rule 457(h), is 85% of the opening price of a share of Common Stock of the Company as reported on the Nasdaq National Market on May 1, 2002, the current enrollment date. Pursuant to the 1998 Employee Stock Purchase Plan (Exhibit 10.3), shares are sold at 85% of the lesser of the fair market value of such shares on the Enrollment Date or on the Exercise Date.

     With respect to the shares of common stock of the Registrant hereby registered under the Inktomi Corporation 1998 Employee Stock Purchase Plan, the contents of the Registrant’s Registration Statements on Form S-8 as filed with the Commission on October 28, 1998 (File No. 333-66217), on June 8, 1999 (File No. 333-80195), on June 23, 2000 (File No. 333-40036), on June 25, 2001 (File No. 333-63742) and on May 1, 2002 (File No. 333-87388), collectively the “Prior ESPP Form S-8s,” are incorporated herein by reference.

     With respect to the shares of common stock of the Registrant hereby registered under the Inktomi Corporation 1998 Non-Statutory Stock Option Plan, the contents of the Registrant’s Registration Statements on Form S-8 as filed with the Commission on January 22, 1999 (File No. 333-71037), on December 2, 1999 (File No. 333-91939), on February 1, 2000 (File No. 333-95865), on June 23, 2000 (File No. 333-40036), on November 14, 2000 (File No. 333-49874) and on June 25, 2001 (File No. 333-63742), collectively the “Prior NSO Stock Plan Form S-8s,” are incorporated herein by reference.

     With respect to the shares of common stock of the Registrant hereby registered under the Inktomi Corporation 1998 Stock Plan, the contents of the Registrant’s Registration Statements on Form S-8 as filed with the Commission on October 28, 1998 (333-66217), on June 8, 1999 (File No. 333-80195), on June 23, 2000 (File No. 333-40036) and on June 25, 2001 (File No. 333-63742), collectively the “Prior Stock Plan Form S-8s,” are incorporated herein by reference.

     The Registrant is registering 1,365,178 shares of its Common Stock under this Registration Statement that are reserved for issuance under the Inktomi Corporation 1998 Employee Stock Purchase Plan. Under the Prior ESPP Form S-8s, the Company registered 3,513,403 shares of its Common Stock, as adjusted for stock splits, that had been or were eligible to be issued under the Inktomi Corporation 1998 Employee Stock Purchase Plan.

     The Registrant is registering 4,485,931 shares of its Common Stock under this Registration Statement that are reserved for issuance under the Inktomi Corporation 1998 Non-Statutory Stock Option Plan. Under the Prior NSO Stock Plan Form S-8s, the Company registered 18,701,663 shares of its Common Stock, as adjusted for stock splits, that had been or were eligible to be issued under the Inktomi Corporation 1998 Non-Statutory Stock Option Plan.

     The Registrant is registering 1,531,517 shares of its Common Stock under this Registration Statement that are reserved for issuance under the Inktomi Corporation 1998 Stock Plan. Under the Prior Stock Plan Form S-8s, the Company registered 14,260,525 shares of its Common Stock, as adjusted for stock splits, that had been or were eligible to be issued under the Inktomi Corporation 1998 Stock Plan.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

Exhibit No.	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

10.2(1)	1998 Stock Plan and form of agreement thereunder

10.3(2)	1998 Employee Stock Purchase Plan and form of agreement thereunder

10.19(1)	1998 Non-Statutory Stock Option Plan and form of agreement thereunder

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Wilson Sonsini Goodrich and Rosati, P.C. (contained in Exhibit 5.1)

24.1	Power of Attorney (See page (II-3))

(1)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on January 2, 2001.

(2)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-50247), as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on this 13th day of August, 2002.

INKTOMI CORPORATION

By:	/s/ Randy S. Gottfried Randy S. Gottfried, Senior Vice President, Chief Financial Officer and Secretary

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Peterschmidt and Randy S. Gottfried, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David C. Peterschmidt	President, Chief Executive Officer and	August 13, 2002
Chairman (Principal Executive Officer)
David C. Peterschmidt

/s/ Randy S. Gottfried	Senior Vice President, Chief Financial	August 13, 2002
Officer and Secretary (Principal Financial
Randy S. Gottfried	and Accounting Officer)

/s/ Eric A. Brewer	Director	August 13, 2002

Dr. Eric A. Brewer

/s/ Allen J. Gula, Jr.	Director	August 13, 2002

Allen J. Gula, Jr.

/s/ Greg Myers	Director	August 13, 2002

Greg Myers

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

10.2(1)	1998 Stock Plan and form of agreement thereunder

10.3(2)	1998 Employee Stock Purchase Plan and form of agreement thereunder

10.19(1)	1998 Non-Statutory Stock Option Plan and form of agreement thereunder

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Wilson Sonsini Goodrich and Rosati, P.C. (contained in Exhibit 5.1)

24.1	Power of Attorney (See page (II-3))

(1)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on January 2, 2001.

(2)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-50247), as amended.